Exhibit 11

Drinker Biddle & Reath LLP

One Logan Square

Suite 2000

Philadelphia, PA 19103

(215) 988-2700 (Phone)

(215) 988-2757 (Facsimile)

www.drinkerbiddle.com

October 1, 2014

Northern Funds

50 South LaSalle Street

Chicago, Illinois 60603

Re:	Reorganization of Large Cap Growth Fund into the Large Cap Core Fund

Ladies and Gentlemen:

We have acted as counsel for Northern Funds (the “Trust), a Delaware statutory trust, in connection with the proposed acquisition by the Large Cap Core Fund, a series of the Trust (the “Acquiring Fund”), of the assets and assumption of liabilities of the Large Cap Growth Fund, a series of the Trust (the “Acquired Fund”), in exchange for shares of the Acquiring Fund. The aforementioned proposed acquisition is referred to herein as the “Reorganization.”

This opinion relates to shares of beneficial interest of the Acquiring Fund (the “Shares”) (par value $0.0001 per Share) to be issued in the Reorganization, and is furnished in connection with the Trust’s Registration Statement on Form N-14 under the Securities Act of 1933, as amended (the “Registration Statement”). The Trust is authorized to issue an unlimited number of Shares of the Acquiring Fund.

We have reviewed the Registration Statement and the Trust’s Declaration of Trust, as amended, its by-laws and certain resolutions adopted by its Trustees, and have considered such other legal and factual matters as we have deemed appropriate.

This opinion is based exclusively on the laws of the State of Delaware and the federal law of the United States of America. In rendering our opinion, we have relied on the attached opinion of Morris, Nichols, Arsht & Tunnell LLP to the extent that any matter which is the subject of this opinion is governed by Delaware law.

On the basis of the foregoing, we are of the opinion that upon the prior satisfaction of the conditions contained in the Plan of Reorganization, a copy of which is set forth in the Registration Statement, the Shares, when issued pursuant to the Plan of Reorganization and in the manner referred to in the Registration Statement, will be validly issued, fully paid and non-assessable by the Trust and that, under Delaware law, subject to the terms of the Trust’s Declaration of Trust, the holders of the Shares will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware (except that we express no opinion as to such holders who are also Trustees of the Trust). Pursuant to Section 2 of Article VIII of the Trust’s Declaration of Trust, the Trustees of the Trust have the power to cause shareholders, or shareholders of a particular series or class of Shares, to pay certain custodian, transfer, servicing or similar agent charges by setting off the same against declared but unpaid dividends or by reducing share ownership (or by both means). No opinion is expressed herein with respect to the requirements of, or compliance with, state securities or blue sky laws.

This opinion is rendered solely in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ DRINKER BIDDLE & REATH LLP

[Letterhead of Morris, Nichols, Arsht & Tunnell LLP]

October 1, 2014

Drinker Biddle & Reath LLP

One Logan Square

Suite 200

Philadelphia, PA 19103

Re:	Northern Funds

Ladies and Gentlemen:

We have acted as special Delaware counsel to Northern Funds, a Delaware statutory trust (the “Trust”), in connection with certain matters of Delaware law relating to the issuance of Shares of the Large Cap Core Fund (the “Acquiring Fund”), a Series of the Trust. Capitalized terms used herein and not otherwise herein defined are used as defined in the Agreement and Declaration of Trust of the Trust dated February 7, 2000, as amended by Amendment Nos. 1 through 35 thereto (as so amended, the “Declaration of Trust”).

We understand that pursuant to the Plan of Reorganization (the “Plan”) to be entered into by and between the Trust, on behalf of its Large Cap Growth Fund (the “Acquired Fund”), a Series of the Trust, and the Trust, on behalf of the Acquiring Fund, Shares of the Acquiring Fund (the “Acquiring Fund Shares”) will be issued to the Acquired Fund in exchange for all of the assets of the Acquired Fund, and in turn the Acquired Fund will distribute the Acquiring Fund Shares to its Shareholders in connection with the liquidation and termination of the Acquired Fund.

In rendering this opinion, we have examined and relied on copies of the following documents, each in the form provided to us: the Plan; the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the “State Office”) on February 7, 2000; the Declaration of Trust; the Amended and Restated By-Laws of the Trust adopted on August 2, 2000, as amended by Amendment Nos. 1 through 7 (as so amended, the “By-Laws”); the Registration Statement on Form N-14 to be filed with the Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”); resolutions prepared for adoption at a meeting of the Trustees held on August 21, 2014 relating to the approval and authorization of the Plan by the Trustees (the “Resolutions” and together with the Declaration of Trust, the By-Laws and the Registration Statement are herein referred to as the “Governing Documents”); and a certification of good standing of the

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October 1, 2014

Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due formation or organization, valid existence and good standing of each entity that is a signatory to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization; (ii) the due adoption, authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced agreements, instruments, certificates and other documents, and of all documents contemplated by the Governing Documents to be executed by investors desiring to become Shareholders (including the due adoption by the Trustees of the Resolutions and the due execution and delivery by the Trust on behalf of both the Acquiring Fund and the Acquired Fund of the Plan in each case prior to the first issuance of the Acquiring Fund Shares pursuant to the Plan); (iii) the payment of consideration for the Acquiring Fund Shares, and the application of such consideration, as provided in the Governing Documents and the Plan, and the satisfaction of all conditions precedent to the issuance of the Acquiring Fund Shares pursuant to the Governing Documents and the Plan and compliance with the other terms, conditions and restrictions set forth in the Governing Documents and the Plan, in connection with the issuance of the Acquiring Fund Shares (including, without limitation, the approval of the Plan and the transactions contemplated thereby by the requisite Shareholder vote of the Acquired Fund and the taking of all appropriate action by the Trustees to designate the Acquiring Fund as a Series of the Trust and to designate the rights and preferences attributable to the Acquiring Fund Shares prior to the issuance thereof); (iv) that no event has occurred that would cause a termination or dissolution of the Trust or the Acquiring Fund under Section 4 of Article IX of the Declaration of Trust or the abolishment of the Acquiring Fund under Section 2 of Article V of the Declaration of Trust; (v) that the Trust became, prior to or within 180 days following the first issuance of beneficial interests therein, a registered investment company under the Investment Company Act of 1940, as amended; (vi) that the activities of the Trust have been and will be conducted in accordance with the terms of the Declaration of Trust and the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq.; (vii) that the final form of the Plan will be substantially in the form submitted at the meeting of the Trustees at which the Resolutions were adopted; (viii) that appropriate notation of the names and addresses of, the number of the Acquiring Fund Shares held by, and the consideration paid by, Shareholders will be maintained in the appropriate registers and other books and records of the Trust, or those agents of the Trust that maintain books and records on behalf of the Trust, in connection with the issuance or transfer of Shares; and (ix) that each of the documents examined by us is in full force and effect, expresses the entire understanding of the parties thereto with respect to the subject matter thereof and has not been amended, supplemented or otherwise modified, except as herein referenced. We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no other documents that are contrary to, or inconsistent with the opinions expressed herein.

No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we express no opinion on the

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October 1, 2014

sufficiency or accuracy of the Registration Statement or any other registration or offering documentation relating to the Trust, the Acquiring Fund or the Acquiring Fund Shares. As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that the Acquiring Fund Shares to be issued and delivered to the Acquired Fund pursuant to the terms of the Plan, upon issuance following the satisfaction of the conditions contained in the Plan, will be validly issued, fully paid and non-assessable, and that the holders of the Acquiring Fund Shares will, subject to the terms of the Declaration of Trust, be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

With respect to the foregoing opinion, we note that under Section 2 of Article VIII of the Declaration of Trust, the Trustees have the power to cause Shareholders, or Shareholders of a particular Series or Class thereof, to pay directly certain custodian, transfer, shareholder servicing or similar agent charges by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder. We express no opinion with respect to the liability of any holder of Acquiring Fund Shares who is, was or may become a named trustee of the Trust.

We understand that you wish to rely on this opinion in connection with the delivery of your opinion to the Trust dated on or about the date hereof and we hereby consent to such reliance. Except as provided in the immediately preceding sentence, this opinion may not be relied on by any person or for any purpose without our prior written consent. We hereby consent to the filing of a copy of this opinion with the Commission as an exhibit to Registration Statement (or to an amendment thereto). In giving this consent, we do not thereby admit that we come within the category of person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect.

Sincerely,

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

/s/ David A. Harris

David A. Harris